UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2019

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 5, 2019, Stuart Morris-Hipkins, President - Global Solutions of Owens & Minor, Inc. (the “Company”), left the Company to pursue other opportunities.

Item 7.01 Regulation FD Disclosure

The information set forth in Item 5.02 above is incorporated herein by reference. The Company’s Chief Executive Officer & President, Edward A. Pesicka, will assume Mr. Morris-Hipkins’ responsibilities with respect to the Company’s U.S. Distribution business. Additionally, Jeffrey Jochims, who joined the Company as Executive Vice President, Strategy & Solutions effective April 8, 2019 and reports directly to Mr. Pesicka, will assume Mr. Morris-Hipkins’ responsibilities with respect to the Company’s Provider Solutions, Manufacturer Solutions, Movianto and Fusion 5 businesses.

On April 8, 2019, the Company issued a press release announcing the appointment of Mr. Jochims as Executive Vice President, Strategy & Solutions. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Owens & Minor, Inc., dated April 8, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

April 8, 2019	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary